Exhibit 21.1

                              LIST OF SUBSIDIARIES





Aeolus Pharmaceuticals, Inc., a Delaware corporation

Renaissance Cell Technologies, Inc., a Delaware corporation

CPEC LLC, a Delaware limited liability company